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                                                              Exhibit 5 and 23.1

May 6, 1998

Huffy Corporation
PO Box 1204
Dayton, OH 43401

Ladies and Gentlemen:

         This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to filed by Huffy Corporation (the "Company") with the Securities and Exchange Commission on or about May 7, 1998, under which up to 623,714 shares of the Company's Common Stock, without par value ("Common Stock") are to be registered for potential issuance pursuant to the Company's 1998 Director Stock Option Plan, 1998 Key Employee Stock Plan and 1998 Restricted Share Plan (collectively, the "Plans").

         We hereby consent to the filing of this opinion as Exhibit 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

         As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations, both as amended, and the record of proceedings of the shareholders and directors of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

         2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange of Commission and up to 623,714 shares of the Common Stock to be issued pursuant to the Plans shall have been issued upon the terms set forth in the Plans, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                                                 Very truly yours,

                                                 DINSMORE & SHOHL LLP

                                                 /s/ CHARLES F. HERTLEIN, JR.
                                                 -----------------------------
                                                 Charles F. Hertlein, Jr.